Exhibit 23

Deloitte
& Touche

Deloitte & Touche LLP
Suite 250
Key Bank Tower
50 Fountain Plaza
Buffalo, New York 14202
Tel: (716) 843-7200
Fax: (716) 856-7760

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Computer Task Group, Incorporated on Form S-8 of our reports dated February 4, 2000, appearing in and incorporated by reference in the Annual Report on Form 10-K of Computer Task Group, Incorporated for the year ended December 31, 1999.

/s/ DELOITTE & TOUCHE LLP

Buffalo, N.Y.
November 17, 2000

Deloitte
Touche
Tohmatsu